UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Siebert Financial Corp.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

SIEBERT FINANCIAL CORP.
120 Wall Street
New York, New York 10005
(212) 644-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 30, 2019

Dear Shareholders:

Notice is hereby given of the 2019 Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation, at the offices of Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, New York, NY 10005, on Friday, July 30, 2019 at 10:00 a.m., local time. The meeting’s purpose is to:

1.	Elect five directors.

2.	Hold an advisory vote to approve named executive compensation.

3.	Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Friday, June 7, 2019.

For your convenience, you may attend the Annual Meeting in person or through a webcast. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/SIEB2019 when you enter your 16‐digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/SIEB2019.  You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders, which includes our financial statements.

To assure your representation at the meeting, please vote by Internet or telephone or sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

Andrew H. Reich
Secretary

New York, New York
June 19, 2019

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING:

This Notice and Proxy Statement, our Proxy Card and our Annual Report also are available at www.proxyvote.com by entering the 16 digit control number found on the enclosed Proxy Card.

SIEBERT FINANCIAL CORP.
120 Wall Street
New York, New York 10005
(212) 644-2400

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JULY 30, 2019

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting:	July 30, 2019 10:00 a.m., local time	Gusrae Kaplan Nusbaum PLLC 120 Wall Street New York, NY 10005

Record Date:
Close of business on Friday, June 7, 2019. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 27,157,188 shares of our common stock outstanding and entitled to vote. Of those shares, 17,186,977 shares are controlled by a group consisting of Gloria E. Gebbia, one of our directors, Kennedy Cabot Acquisition, LLC, a Nevada limited liability company, of which Gloria E. Gebbia is the managing member and include three of Gloria E. Gebbia’s sons.  Proxy materials are expected to be mailed or available to shareholders beginning on or about June 19, 2019.

Quorum:
The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Agenda:
1. Elect five directors.

2. Advisory vote to approve named executive compensation.

3. Any other proper business. However, we currently are not aware of any other matters that will come before the meeting.

Attending the Annual Meeting:
You may attend the Annual Meeting in person or through a webcast. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/SIEB2019 when you enter your 16‐digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/SIEB2019.  You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

Vote Required:
In the case of Proposal 1, the five nominees for director who receive the most votes will be elected. If you withhold authority to vote for any nominee on your proxy card, your vote will not count either for or against the nominee.

In the case of Proposal 2, the advisory vote in respect of executive compensation will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by shareholders in advisory votes and will consider the outcome of this vote in determining its compensation policies.

Broker Non-votes:
“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority (or “FINRA”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any non-routine proposal. Under the New York Stock Exchange rules, the proposal relating to the election of directors and the advisory proposals relating to executive compensation are deemed to be a non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

Proxies:
Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of re-solicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” each of the Board of Directors’ nominees for director.

If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

Proxies Solicited By:	The Board of Directors.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you:

1. deliver a signed, written revocation letter, dated later than the proxy, to Andrew H. Reich, Secretary, Siebert Financial Corp., 120 Wall Street, New York, New York 10005;

2. deliver a signed proxy, dated later than the first proxy, to Mr. Reich at the address above; or

3. attend the Annual Meeting and vote in person or by proxy. Attending the meeting without doing more will not revoke your proxy.

Cost of Solicitation:
We will pay all costs of soliciting these proxies, estimated at approximately $17,000 in the aggregate. Although we are providing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, facsimile, mail or personal contact. These persons will receive no compensation for their services, but we may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our shares of common stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses.

Your Comments:
Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Generally:
Our Board of Directors nominated the five directors identified for election at the 2019 Annual Meeting. All of the nominees for election as director are currently serving as our directors. All of the nominees have consented to be named and have indicated their intent to serve if elected. If elected, each director will hold office until the next annual meeting or until the director’s successor has been duly elected. All our directors, other than Gloria E. Gebbia and Andrew H. Reich, are “independent directors” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market.

Nominees:	Gloria E. Gebbia Age 76
Gloria E. Gebbia has served as a member of our Board of Directors since December 16, 2016. Ms. Gebbia is the managing member and owner of 49% of the member interests of Kennedy Cabot Acquisition, LLC, a Nevada limited liability company that owns 3,627,283 shares of our common stock.

Specific experience, qualifications, attributes or skills:

Ms. Gebbia’s business experience includes 17 years in banking and 5 years as executive producer of a syndicated television program called “Talk of the Town.”  Ms. Gebbia is also an owner of StockCross Financial Services, Inc. (“StockCross”), a global financial services company.  Additionally, Ms. Gebbia also serves as the President of Associates for Breast and Prostate Cancer Research, a non-profit organization that raises funds for the John Wayne Cancer Institute, which has under Ms. Gebbia’s leadership raised over $16 million for breast and prostate cancer research.

Charles A. Zabatta Age 76 Director
Charles A. Zabatta has served as a member of our Board of Directors since December 16, 2016. From 2011 to 2016 he provided consulting services to StockCross acting as its head of Corporate Development.

Specific experience, qualifications, attributes or skills:

Mr. Zabatta has and continues to have a distinguished and successful career, predominately in the financial service industry, including holding various positions with the New York Stock Exchange, Paine Webber, Securities Settlement Corp., Josephthal Lyon & Ross, Kennedy Cabot & Co. and TD Waterhouse. Mr. Zabatta’s creative business skills have been instrumental in several acquisitions of small to midsize companies, in various industries. Mr. Zabatta currently advises on capital raising, general business structure and management. Previously, Mr. Zabatta has served as a member of the board of Knight Capital and Kennedy Cabot & Co. Currently, Mr. Zabatta serves on the board of Paraco Gas Corporation, a large privately held independent energy company in the northeast. Mr. Zabatta holds a BA in industrial psychology from Iona College.

Francis V. Cuttita Age 50 Director
Francis V. Cuttita has served as a member of our Board of Directors since December 16, 2016. Mr. Cuttita is a Senior Partner of Cuttita, LLP, a New York based law firm.

Specific experience, qualifications, attributes or skills:

Mr. Cuttita has over 24 years of practicing law, and in the areas of real estate and business transactions, media, sports and entertainment. Mr. Cuttita’s list of clients include Fortune 100 corporations, CEOs, hedge fund managers, legendary professional athletes, entertainment icons and Grammy award winning musicians. Mr. Cuttita also serves as an advisor to several national financial, insurance and sports businesses and is an active supporter and member of various nonprofit organizations. Mr. Cuttita graduated from Swarthmore College and received his law degree from Fordham University School of Law.

Andrew H. Reich Age 63 Director
Andrew H. Reich has served on our Board of Directors since December 16, 2016. Since 2002, Mr. Reich has held various executive positions in StockCross and from 2015 until December 16, 2016, he served as StockCross’ Chairman.

Specific experience, qualifications, attributes or skills:

Mr. Reich is the owner of Aarianna Realty Inc., a real estate company, has previously served as the CFO of Gebbia Holding Co., a holding company for Ms. Gebbia’s family through 2014 and as CFO of Park Wilshire Insurance Company (“Park Wilshire”), a privately held insurance company from 2010 to 2016. Mr. Reich has more than 20 years of experience in the financial industry, including more than fourteen years in various senior management roles at StockCross. Mr. Reich holds an MBA from the University of Southern California and a BBA from the Bernard Baruch College.

Jerry M. Schneider Age 74 Director
Jerry M. Schneider has served as a member of our Board of Directors and Chairman of the Audit Committee since December 29, 2016.  From January 2011 to November 30, 2017, Mr. Schneider was a Partner Emeritus and Senior Consultant at Marks Paneth LLP.

Specific experience, qualifications, attributes or skills:

Mr. Schneider is a certified public accountant and has over 40 years of relevant accounting experience. Mr. Schneider is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Schneider was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. Mr. Schneider is also a member of the board of directors of Prometheum, Inc., a development stage blockchain based digital security platform. Mr. Schneider is a member of the board and serves on the audit committee of Fiduciary Trust International South. Mr. Schneider’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions.  Mr. Schneider received a BBA in public accounting from Pace College in 1967.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL NO. 1 TO BE IN THE BEST INTEREST OF SIEBERT FINANCIAL CORP. AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board Meetings:
The Board of Directors held 5 regular meetings and 2 special meetings during 2018.  Each incumbent director attended at least 75% of his or her Board of Directors meetings and all of his or her committee meetings.

Controlled Company:
We are a “Controlled Company” as defined in Rule 5615(c)(1) of The Nasdaq Stock Market because Gloria E. Gebbia, Kennedy Cabot Acquisition, LLC, a Nevada limited liability company of which Gloria E. Gebbia is the managing member, Richard Gebbia, John M. Gebbia and David Gebbia, control as a group more than 50% of our voting power for the election of directors. As a “Controlled Company” we are not required to have a majority of our Board of Directors comprised of independent directors, a compensation committee comprised solely of independent directors or a nominating committee comprised solely of independent directors.

Audit Committee of the Board of Directors:
The Audit Committee of our Board of Directors consists of Mr. Schneider, Chairman, Mr. Zabatta and Mr. Cuttita. The Board of Directors has determined that Mr. Schneider, Mr. Zabatta and Mr. Cuttita is each an “independent director” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market and within the meaning of the applicable rules and regulations of the Securities and Exchange Commission.  The Audit Committee held 8 meetings during 2018.  The Board of Directors has determined that Mr. Schneider qualifies as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission.

The Audit Committee was established to (i) assist the Board of Directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements and our auditor’s qualifications and independence, (ii) prepare the report of the Audit Committee contained herein, (iii) retain, consider the continued retention and terminate our independent auditors, (iv) approve audit and non-audit services performed by our independent auditors and (v) perform any other functions from time to time delegated by the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the website of Muriel Siebert & Co., Inc. at:
https://www.siebertnet.com/company/governance/siebert-financial-corp/audit-committee-charter

Compensation Committee of the Board of Directors:
The Compensation Committee of our Board of Directors consists of Mr. Zabatta and Mr. Cuttita. The Compensation Committee reviews and determines all forms of compensation provided to our executive officers and directors. The Compensation Committee will administer a stock option and other employee benefit plans if and when adopted. The Compensation Committee does not function pursuant to a formal written charter and as a “Controlled Company” we are not required to comply with The NASDAQ Stock Market’s independence requirements. The Compensation Committee held no meetings during 2018.

The Compensation Committee will evaluate the performance of our executive officers in terms of our operating results and financial performance and will determine their compensation in connection therewith.

In accordance with general practice in the securities industry, our executive compensation includes base salaries, an annual discretionary cash bonus, and stock options and other equity incentives that are intended to align the financial interests of our executives with the returns to our shareholders. There were no material increases in compensation to our sole executive officer in 2018.

As part of its oversight of the Company’s executive compensation, the Compensation Committee will consider the impact of the Company’s executive compensation, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee will review the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

Nominating Committee of the Board of Directors:
The Nominating Committee of the Board of Directors consists of Mr. Zabatta and Mr. Cuttita. The Nominating Committee does not function pursuant to a formal written charter and as a “Controlled Company” we are not required to comply with The NASDAQ Stock Market’s independence requirements. The Nominating Committee did not meet in 2018.

The purpose of the Nominating Committee is to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors or the shareholders that such individuals be selected for directorship. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s experience, integrity, background and skills as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our shareholders.

The Nominating Committee will consider shareholder nominees for election to our Board of Directors. In evaluating such nominees, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.

Indemnification of Officers and Directors:
We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a director’s and officer’s liability insurance policy, underwritten by Illinois National Insurance Company, a member of the American International Group, Inc., in the annual aggregate amount of $5 million dollars. As to reimbursements by the insurer of our indemnification expenses, the policy has a $250,000 deductible; there is no deductible for covered liabilities of individual directors and officers.

Pursuant to the terms of the Acquisition Agreement, we obtained a director’s and officer’s liability policy for the Prior Board of Directors in the aggregate amount of $15 million.

Annual Shareholders Meeting Attendance Policy:
It is the policy of our Board of Directors that all of our directors are strongly encouraged to attend each annual shareholders meeting. All of our directors attended the 2018 annual meeting of shareholders.

Code of Ethics:
We have adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, treasurer, controller, principal accounting officer, and any of our other employees performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website:
https://www.siebertnet.com/company/governance/siebert-financial-corp/siebert-financial-officers

Board Leadership Structure and Board of Directors:
Our Board of Directors does not have a chairman nor a lead independent director. The Company believes this structure allows all of the directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board of Directors has determined that this leadership structure is appropriate given the size of the Company, the number of directors overseeing the Company and the Board of Directors’ oversight responsibilities.

The Board of Directors intends to hold at least four regular meetings each year to consider and address matters involving the Company. The Board of Directors also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board of Directors has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed above, the Board has established an Audit Committee, a Compensation Committee and a Nominating Committee to assist the Board in performing its oversight responsibilities.

The Board of Directors’ Role in Risk Oversight:
Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to securities market volatility and the securities industry, lower price levels in the securities markets, intense competition in the brokerage industry, extensive government regulation, net capital requirements, customers’ failure to pay, investment banking activities, an increase in volume on our systems or other events which could cause them to malfunction, reliance on information processing and communications systems, continuing changes in technology, dependence on the ability to attract and retain key personnel, the ability of our principal shareholder to control many key decisions and there may be no public market for our common stock.

The Board of Directors’ role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The full Board of Directors (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board of Directors periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.

The Board of Directors requires management to report to the full Board of Directors on a variety of matters at regular meetings of the Board of Directors and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board of Directors’ risk oversight function and enable the Board of Directors to review and assess any material risks facing the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists share ownership of our common stock as of June 18, 2019. The information includes beneficial ownership by each of our directors and the named executive officers, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our common stock.  Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these shareholders.  Percentage of ownership is based on 27,157,188 shares of common stock outstanding on June 18, 2019.

Name and Address of Beneficial Owner (1)	Shares of Common Stock	Percent of Class

Named Executive Officers and Directors
Gloria E. Gebbia (2)	17,186,977	63.29%
Andrew H. Reich	589,232	2.17%
Francis V. Cuttita	156,000	0.57%
Charles Zabatta	265,449	0.98%
Jerry M. Schneider	3,000	0.01%
Directors and named executive officers as a group (5 persons)	18,200,658	67.02%

Other 5% Shareholders
Richard S. Gebbia	2,937,319	10.82%
9464 Wilshire Blvd.
Beverly Hills, CA 90212
John M. Gebbia	1,812,919	6.68%
9464 Wilshire Blvd.
Beverly Hills, CA 90212
Kennedy Cabot Acquisition, LLC	3,627,283	13.36%
24005 Ventura Blvd Suite 200
Calabasas CA 91302
tZERO Group, Inc.(3)	1,377,295	5.07%
29 Broadway, 30th Floor
New York, NY 10006

1) Unless otherwise indicated, the business address of each individual is c/o Siebert Financial Corp., 120 Wall Street, New York, NY 10005.

2) Includes 3,627,283 shares of our Common Stock owned by KCA, 2,937,319 shares owned by Richard S. Gebbia and 1,812,919 shares owned by John M. Gebbia, Gloria E. Gebbia’s sons, and 1,150,956 shares owned by a family trust and certain other members of Gloria E. Gebbia’s family.

3) The information shown in the table above and disclosed in this footnote was obtained from the Schedule 13G filed with the SEC by Overstock.com, Inc., Medici Ventures, Inc., tZERO Group, Inc., Patrick M. Byrne, High Plains Investments, LLC and Haverford Valley, L.C. on February 26, 2018, which reported that each such reporting person has shared voting and dispositive power with respect to such shares.

EXECUTIVE OFFICERS

Set forth below is certain information concerning the executive officer of the Company.

Name	Age	Position

Andrew H. Reich	63
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary

Mr. Reich has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Chief Executive Officer of MSCO since December 16, 2016. Prior thereto, Andrew H. Reich served in a variety of executive positions with StockCross Financial Services, Inc. (“StockCross”), a global financial services company, since 2002 and from 2015 until his resignation effective as of the Closing Date, he served as the Chairman of StockCross. Additionally, Mr. Reich is the owner of Aarianna Realty Inc., a real estate company, has previously served as the CFO of Gebbia Holding Co., a holding company for Gloria E. Gebbia’s family since 2013 and as CFO of Park Wilshire Insurance Company (“Park Wilshire”), a privately held insurance company from 2010 to 2016. Mr. Reich has more than 20 years of experience in the financial industry, including more than fourteen years as senior management of StockCross. Mr. Reich holds a MBA from the University of Southern California and a BBA from the Bernard Baruch College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, during the years ended December 31, 2018 and 2017, the annual compensation paid to or earned by our current Executive Vice President, Chief Operating Officer and Chief Financial Officer (the “Named Executive Officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Andrew H. Reich(1)	2018	200,000	30,000	—	—	—	—	—	230,000
Executive Vice				—	—	—	—	—
President, Chief Operating Officer
and Chief Financial Officer	2017	208,462	25,000	—	—	—	—	—	233,462

1) Represents the dollar amount recognized for financial statement reporting in accordance with ASC Topic 718.  Mr. Reich was named to the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer effective December 16, 2016.

Grants of Plan-Based Awards

No options were granted to purchase our common stock or other equity awards under our 2007 Long-Term Incentive Plan to any of our Named Executive Officers in 2018 or 2017. This plan has been terminated.

Outstanding Equity Awards at December 31, 2018

As of December 31, 2018, the Company had no outstanding equity awards.

Termination of Employment and Change-in-Control Arrangements

Employment Agreements

We are not a party to an employment agreement with any Named Executive Officer. All of our Named Executive Officers are employees at will.

Option Agreements

As of December 31, 2018, we had no option agreements with our Named Executive Officers.

Compensation of Directors

In December 2018, the annual fee payable to Francis V. Cuttita, Charles Zabatta, and Jerry M. Schneider for service on our Board of Directors was set at $125,000. Ms. Gebbia and Mr. Reich were not compensated as Board Members in 2018. Director’s fees and expenses are paid periodically.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gloria E. Gebbia	—	—	—	—	—	—	—
Andrew H. Reich	—	—	—	—	—	—	—
Francis V. Cuttita	$125,000	—	—	—	—	—	$125,000
Charles A. Zabatta	$125,000	—	—	—	—	—	$125,000
Jerry M. Schneider	$125,000	—	—	—	—	—	$125,000

Audit Committee Report to Shareholders:
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board (United States) regarding, “Communications with Audit Committees,” including our critical accounting policies and our interests, if any, in “off balance sheet” entities. Additionally, the Audit Committee has received the written disclosures and representations from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees concerning Independence.”

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2018 be included in Siebert Financial Corp.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee,
Jerry M. Schneider, Chairman
Francis V. Cuttita
Charles A. Zabatta

Section 16(a) Beneficial Ownership Reporting Compliance:
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These executive officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

Based upon a review of Section 16(a) forms furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were met during the year ended December 31, 2018, except that Richard Gebbia and David Gebbia were late in filing Form 3’s after they became members of a group holding more than 10% of our Common Stock, as reported in a Schedule 13D amendment (amendment 4) filed April 25, 2018.

Householding:
If you share an address with another shareholder, only one copy of our Annual Report and proxy statement is being delivered unless we have received contrary instructions from you. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary, Andrew H. Reich, at Siebert Financial Corp., 120 Wall Street, New York, New York 10005, telephone (212) 644-2345. If you share an address with another shareholder and (i) would like to receive multiple copies of the proxy statement or Annual Report to Shareholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baker Tilly Virchow Krause, LLP (“Baker Tilly”) was engaged as the Company’s independent registered public accounting firm for the years ended December 31, 2018 and 2017. A representative of Baker Tilly is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions from shareholders.

Independent Registered Public Accounting Firm Fees

Our Audit Committee has determined that the services described below that were rendered by Baker Tilly are compatible with the maintenance of Baker Tilly’s independence from our management.

Audit Fees

The aggregate fees billed by Baker Tilly for professional services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements were $166,000 and $160,000 for the years ended December 31, 2018 and 2017, respectively.

All Other Fees

Baker Tilly rendered no other products or services during the years ended December 31, 2018 and 2017.

Tax Fees

Lilling & Co billed aggregate fees of $106,000 and $14,000 for the years ended December 31, 2018 and 2017, respectively, for tax compliance services. Akerman LLP billed an aggregate fee of $75,000 for the year ended December 31, 2018 for tax compliance services.

Pre-Approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at the next regularly scheduled meeting. All “Audit Fees”, “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

As set forth in our Amended and Restated Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions.

Our Code of Ethics for Senior Financial Officers, applicable to our chief executive officer, chief financial officer, controller, treasurer, principal accounting officer and other employees performing similar functions, provides that our Senior Financial Officers should endeavor to avoid any actual or potential conflict of interest between their personal and professional relationships and requires them to promptly report and disclose all material facts relating to any such relationships or financial interests which give rise, directly or indirectly, to an actual or potential conflict of interest to the Audit Committee. The Code of Ethics also provides that no Senior Financial Officer should knowingly become involved in any actual or potential conflict of interest without the relationship or financial interest having been approved by the Audit Committee. Our Code of Ethics does not specify the standards that the Audit Committee would apply to a request for a waiver of this policy.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory vote on executive compensation as described above.

As part of its oversight of our executive compensation, our Compensation Committee considers the impact of our executive compensation, and the incentives created by the compensation awards that it administers, based on our risk profile. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

In accordance with general practice in the securities industry, our executive compensation includes base salaries, an annual discretionary cash bonus, and stock options and other equity incentives that are intended to align the financial interests of our executives with the returns to our shareholders. There were no material increases in compensation to our sole executive officer in 2018.  The Compensation Committee evaluates the performance of our executive officers in terms of our operating results and financial performance and determines their compensation in connection therewith.

After evaluating our financial performance in 2018, our Compensation Committee awarded our executive officer (the Executive Vice President, Chief Operating Officer and Chief Financial Officer, Andrew H. Reich) a bonus of $30,000 for 2018.  We did not award any stock options or other equity incentives to our executive officer in 2018.

The “Executive Compensation” section included in this Proxy Statement above describes our executive compensation program and the decisions made by the Board of Directors and the Compensation Committee in 2018 in more detail.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables, through the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.

While this vote is required by law under Section 14A of the Exchange Act, as an advisory vote, it will neither be binding on the Company or on our Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or our Board of Directors. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE THE
COMPANY’S NAMED EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING AND COMMUNICATIONS

If you wish to submit proposals to be presented at the 2020 Annual Meeting of Shareholders, the proposals must be received by us no later than February 20, 2020 to be included in our proxy materials for that meeting.

Shareholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary, Andrew H. Reich, at our headquarters at 120 Wall Street, New York, New York 10005. Any such communication must contain (i) a representation that the shareholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books of the shareholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such shareholder. The Secretary will forward such communications to the Board of Directors or a specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

OTHER MATTERS

The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: ANDREW H. REICH, SECRETARY, SIEBERT FINANCIAL CORP., 120 WALL STREET, NEW YORK, NEW YORK 10005 OR CALLING (212) 644-2435.

By Order of the Board of Directors

Andrew H. Reich
Secretary
Dated: June 19, 2019

PLEASE VOTE BY INTERNET OR TELEPHONE OR COMPLETE,
DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

SIEBERT FINANCIAL CORP.
6201 15TH AVENUE
C/O AMERICAN STOCK TRANSFER
BROOKLYN, NY 11219

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIEB2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81607-P27178

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIEBERT FINANCIAL CORP.

The Board of Directors recommends you vote FOR the entire slate of Director Nominees listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gloria E. Gebbia
02) Charles A. Zabatta
03) Francis V. Cuttita
04) Andrew H. Reich
05) Jerry M. Schneider

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. Advisory vote to approve named executive compensation.	☐	☐	☐

NOTE: The undersigned's votes will be cast in the discretion of the Board of Directors on any other business which may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

ANNUAL MEETING OF SHAREHOLDERS OF
SIEBERT FINANCIAL CORP.
JULY 30, 2019

The meeting will be held at 10:00 A.M. Eastern Daylight Time at Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, New York, NY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E81608-P27178

SIEBERT FINANCIAL CORP.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 30, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew H. Reich and Charles A. Zabatta, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held Tuesday, July 30, 2019, at 10:00 A.M. Eastern Daylight Time, and at any adjournments thereof. Please call 212-644-2435 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ALL NOMINEES LISTED IN ITEM (1).

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side